                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549
                          ______________

                             FORM S-8

                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933
                          ______________

                      MESABA HOLDINGS, INC.
      (Exact name of registrant as specified in its charter)

          Minnesota                               41-1399425
(State or other jurisdiction of               (I.R.S. Employer
  incorporation or organization)              Identification No.)

                      7501 26th Avenue South
                   Minneapolis, Minnesota 55450
  (Address, including zip code, of principal executive offices)
                          ______________

                      MESABA HOLDINGS, INC.
                     1994 STOCK OPTION PLAN
                     (Full title of the plan)
                          ______________

                         Bryan K. Bedford
                      7501 26th Avenue South
                   Minneapolis, Minnesota 55450
                          (612) 726-5151
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                             Copy to:

                  Christopher C. Cleveland, Esq.
                     Briggs and Morgan, P.A.
                         2400 IDS Center
                      80 South Eighth Street
                   Minneapolis, Minnesota 55402

                 CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------
                           Proposed     Proposed
 Title of                   maximum      maximum
securities    Amount to    offering     aggregate      Amount of
  to be           be       price per    offering      registration
registered    Registered   share (1)      price           fee
----------------------------------------------------------------------
Common Stock,  250,000      $13.25        $3,312,500   $1,004
$.01 par value shares
----------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and based upon the last reported sale for such stock on February 19, 1997, as reported by the NASDAQ National Market System.
----------------------------------------------------------------------

REGISTRATION OF ADDITIONAL SECURITIES

     This Registration Statement is being filed by Mesaba Holdings, Inc. (the "Company") pursuant to General Instruction E to the Form S-8 Registration Statement under the Securities Act of 1933, as amended, to register an additional 250,000 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), which will be issued pursuant to the Company's 1994 Stock Option Plan (the "Plan"). A total of 250,000 shares of Common Stock issuable under the Plan have been previously registered pursuant to the Company's Form S-8 Registration Statement filed with the Securities and Exchange Commission on March 2, 1995 (Registration No. 33-89930), and the information contained therein is hereby incorporated by reference herein.

                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The Company incorporates herein by reference the following documents or portions of documents, as of their respective dates as filed with the Securities and Exchange Commission:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996, filed pursuant to Section
     13 of the Securities Exchange Act of 1934, as amended (the
     "1934 Act");

          (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 1996, September 30, 1996, and December 31, 1996, filed pursuant to Section 13 of the 1934 Act; and

          (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-
     4, Registration No. 33-22977.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 8.  EXHIBITS

Exhibit
Number    Description
-------   ------------

5.1       Opinion of Briggs and Morgan, Professional Association.

23.1      Consent of Independent Public Accountants.

23.2      Consent of Briggs and Morgan, Professional Association
(included in Exhibit 5.1).

24.1      Powers of Attorney (included on Signature Page).

                            SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 21st day of February, 1997.

                              MESABA HOLDINGS, INC.


                           By /s/ Bryan K. Bedford
                           -----------------------
                                  Bryan K. Bedford
                                  President and Chief Executive Officer

                        POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bryan K. Bedford and John S. Fredericksen, or either of them (with full power to act alone), as his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


/s/ Bryan  K. Bedford               February 21, 1997
--------------------------
    Bryan K. Bedford
    President and Chief Executive Officer
    (Principal Executive Officer) and Director

/s/ Robert H. Cooper                February 21, 1997
--------------------------
    Robert H. Cooper
    Director of Finance (Principal Financial Officer)

/s/ Jon R. Meyer                    February 21, 1997
--------------------------
    Jon R. Meyer
    Controller (Principal Accounting Officer)

                                    February 21, 1997
--------------------------
    Donald E. Benson
    Director

/s/ Christopher E. Clouser          February 21, 1997
--------------------------
    Christopher E. Clouser
    Director

/s/ Richard B. Hirst                February 21, 1997
--------------------------
    Richard B. Hirst
    Director

/s/ Carl R. Pohlad                  February 21, 1997
--------------------------
    Carl R. Pohlad
    Director

/s/ Robert C. Pohlad                February 21, 1997
--------------------------
    Robert C. Pohlad
    Director

                                    February  ___,1997
--------------------------
    Donald A. Washburn
    Director

/s/ Raymond  W. Zehr, Jr.           February 21, 1997
--------------------------
    Raymond W. Zehr, Jr.
    Director

                          EXHIBIT INDEX


Exhibit
Number    Description
-------   -----------

5.1       Opinion of Briggs and Morgan, Professional Association

23.1      Consent of Independent Public Accountants

                          EXHIBIT 5.1

                        Briggs and Morgan
                     Professional Association
                         2400 IDS Center
                      Minneapolis, MN  55402
                          (612) 334-8400


                        February 21, 1997

Writer's Direct Dial Number:              Writer's E-Mail Address:
(612) 334-8489                             clechr@email.briggs.com




Mesaba Holdings, Inc.
7501 26th Avenue South
Minneapolis, MN  55450

          Re:  Mesaba Holdings, Inc.
               1994 Stock Option Plan
               Registration Statement on Form S-8

Gentlemen:

     In connection with the proposed issuance of an additional 250,000 shares of common stock, $.01 par value (the "Shares"), of Mesaba Holdings, Inc. (the "Company") to be issued upon exercise of options granted under the Company's 1994 Stock Option Plan (the "Plan") and registered with the Securities and Exchange Commission on Form S-8, we have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion and, based thereon, we advise you that, in our opinion the Shares have been duly authorized by the Company and when duly executed and authenticated and paid for and delivered in accordance with the terms of the Plan referred to above, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the above described Registration Statement.

                                   Very truly yours,

                                   BRIGGS AND MORGAN,
                                   Professional Association



                                   By /s/ Christopher C. Cleveland
                                   -------------------------------
                                          Christopher C. Cleveland

                             EXHIBIT 23.1


            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated May 3, 1996, incorporated by reference in Mesaba Holdings, Inc.'s Form 10-K for the year ended March 31, 1996, and to all references to our firm included in this registration statement.


                              ARTHUR ANDERSEN LLP

Minneapolis, Minnesota,
     February 21, 1997

                        Briggs and Morgan
                     Professional Association
                         2400 IDS Center
                      Minneapolis, MN  55402
                          (612) 334-8400


                        February 21, 1997

Writer's Direct Dial Number:              Writer's E-Mail Address:
(612) 334-8489                             clechr@email.briggs.com




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re:  Mesaba Holdings, Inc.
          Registration Statement on Form S-8
          1994 Stock Option Plan

Ladies and Gentlemen:

     On behalf of Mesaba Holdings, Inc. (the "Company"), we are providing an EDGAR transmission of the Company's registration statement on Form S-8 relating to an additional 250,000 shares of the Company's common stock which will be issued pursuant to the Company's 1994 Stock Option Plan.

     The registrant hereby certifies that it has wire-transferred the applicable filing fee to the Securities and Exchange
Commission's account at Mellon Bank.

     Should you have any questions concerning this filing, please contact the undersigned at the above number or Brett D. Anderson of this office at (612) 334-8417.

                                   Very truly yours,


                                    /s/ Christopher C. Cleveland
                                    ----------------------------
                                        Christopher C. Cleveland

Enclosure
cc:  Bryan K. Bedford
     Brett D. Anderson, Esq.